CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                    EXHIBIT 10.1

                       SUPPLY AND FULFILLMENT AGREEMENT
                       --------------------------------

          This Supply and Fulfillment Agreement ("Agreement") is effective as of April 24, 2000 ("Effective Date") by and between Buy.Com Inc., a Delaware corporation, ("BUY.Com"), and Global Trade, Inc., a California corporation, ("Supplier").

                                   RECITALS

          A. Buy.Com is in the business of operating an Internet superstore through an e-commerce enabled Web site offering a comprehensive selection of goods through several specialty stores within its Web site.

          B. Supplier is in the business of distributing Merchandise in the consumer electronics product category.

          C. Buy.Com and Supplier desire to enter into this Agreement to provide the terms upon which Supplier will supply Merchandise to Buy.Com in the consumer electronics product category as specified below.

                                   AGREEMENT

          NOW THEREFORE the parties hereto agree as follows:

          1.  Buy.Com's General Obligations. Buy.Com. has created, operates and
              -----------------------------
maintains a web site that allows shoppers to browse, select and purchase consumer electronics online (the "Web Site"). Buy.Com shall be responsible for maintaining the Web Site's front-end and user interface during the Term. Buy.Com shall also be responsible for receiving, validating and executing the purchase transaction associated with product orders placed by customers of the Web Site. Buy.Com shall have the [***].

          2.  Supplier's General Obligations. Supplier agrees to supply
              ------------------------------
Buy.Com's requirements of all consumer electronics carried in Supplier's on hand inventory that are ordered by Buy.Com on behalf of its customers in the product categories attached hereto in Exhibit A (the "Merchandise"). Such supply
                              ---------
arrangement shall be performed in accordance with the terms and conditions of this Agreement, Supplier also agrees to use its best efforts to provide buying, inventory management, and merchandise planning for the Merchandise to the extent described in this agreement.

          3.  Merchandise.
              -----------

              a.  Product Inventory. Within 21 days following the Effective Date
                  -----------------
of this Agreement, Supplier shall help Buy.com to conduct a soft launch of a portion of the Merchandise and, within 60 days following the Effective Date, increase the aggregate number of unique SKUs in the product categories listed on Exhibit A attached hereto to at least [***]. Supplier may include in his initial
---------
SKU calculation Merchandise sold by Supplier to Buy.Com prior to the Effective Date that is available at Ingram Entertainment's warehouses upon the

[***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Effective Date. Such Merchandise sold prior to the Effective Date, except for purposes of initial SKU calculation, will not be governed by this Agreement. Supplier will increase the number of SKUs to a mutually acceptable number determined by the parties within 90 days of launch. Supplier shall maintain a broad SKU selection of comparable brand quality and breadth within such product categories during the Term and shall use diligent efforts to carry enough inventory at its warehouses to support Buy.Com's year 2000 Merchandise revenue expectations for its BuyElectronics store of at least [***], provided that Supplier shall not be responsible if [***].

              b.  Product Information. Supplier shall provide via download
                  -------------------
timely, accurate and properly formatted Product pictures, images, literature, detailed descriptions, vendor links, price information, and all other content that Supplier has, and that the parties mutually deem appropriate, for the Merchandise to allow for posting on the Buy.Com site (the "Product Information"), provided that Supplier shall not be required to furnish any such information if Supplier reasonably determines that doing so might be in violation of any laws or contracts. The Product Information, including updated Production Information, shall be free of charge to Buy.Com. As needed, Supplier shall provide to Buy.Com cumulative updates for such materials. All Product information shall be maintained and updated by Supplier on an individual SKU basis. Where available, Supplier will provide Buy.Com with the manufacturer's suggested retail price, along with any appropriate product information and marketing materials that Supplier has received. Supplier shall not be responsible for the accuracy of any Product Information.

              c.  Product Database. Supplier shall provide to Buy.Com a
                  ----------------
database, maintained and updated by Supplier, in accordance with the specifications set forth below (the "Product Database"). The Product Database shall contain information regarding all of the Merchandise offered by Supplier to Buy.Com. Such information shall include, without limitation, SKU numbers, product availability, catalog product descriptions, pricing and such other information as Buy.com shall reasonably request. Supplier shall update this information on an as needed basis. Such updates shall include, without limitation, the addition of SKU numbers and other information for added SKUs, the removal of SKU numbers and other information for unavailable SKUs (including predictive measurements for availability), revised SKU availability, updated product descriptions, pricing and other information that is reasonably required by Buy.Com. Supplier shall not be responsible for the accuracy of the Product Database.

              d.  SKU Management. Supplier shall provide SKU management for
                  --------------
creation of new SKUs, SKU bundling, promotional SKUs and SKU substitution.

              e.  [***]

[***] Confidential treatments has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

              4.  Merchandise Purchases and Processing.
                  ------------------------------------

              a. Merchandise Purchases. Supplier shall be responsible for
                 ---------------------
purchasing Merchandise inventory. Supplier will assist Buy.Com with Merchandise selection, merchandising, and pricing. Supplier shall provide to Buy.Com an account representative to provide information and assistance with Merchandise selection, pricing, and other assistance as reasonably requested by Buy.Com.

              b. Fulfillment Services and Warehousing. Ingrain Micro will
                 ------------------------------------
provide fulfillment services to end users for Buy.Com. Supplier shall establish a direct relationship with Ingram Micro and shall store inventory at Ingram Micro under Ingram Micro's Fulfillment Services Program.

              c. Ingram Warehouse and Fulfillment Costs. Buy.Com shall be
                 --------------------------------------
responsible for Ingram Micro warehouse and storage fees related to the Merchandise. Buy.Com shall be responsible for Ingram charges to fulfill Merchandise orders to end users.

              d.  Supplier Rebate to Buy.Com. Supplier shall provide a rebate to
                  --------------------------
Buy.Com in the amount of [***]. Such rebates shall be payable on a [***]. Buy.Com may credit this amount against any amount owed to Supplier pursuant to this agreement.

              e. Title; Risk of Loss. Supplier shall maintain title to the
                 -------------------
Merchandise while the inventory is at Ingrain Micro's warehouses. Supplier will use diligent efforts to contract with Ingram that Ingrain shall carry risk of loss of the product while located at Ingram Micro's warehouses. Title and risk of loss for each item of Merchandise shall pass to Buy.Com upon shipment of that Merchandise item to an end user by Ingram Micro. Supplier agrees to name Buy.Com as an additional insured under its product liability policies.

              f.  Opportunity Buys. From time to time Buy.Com receives special
                  ----------------
Merchandise purchasing opportunities from third parties. Buy.Com desires to use these opportunities to maximize overall product margin. Such deals will be handled in the following manner:

                  (i) Where both parties mutually agree that the Merchandise does not fit the product mix and Supplier desires to purchase the product, Supplier will pay a [***] commission on the purchase price to Buy.Com and purchase the product through Buy.Com;

                  (ii) Where the Merchandise fits the mix mutually agreed by the parties, Supplier may purchase the product and pay a [***] commission on the purchase price to Buy.Com. Supplier will ship, at Supplier's discretion, all or a portion of that inventory to Ingram Micro for Buy.Com sales. [***];

                  (iii) Where the Merchandise fits the mix mutually agreed by the parties and the parties mutually agree that the Supplier is not interested in the opportunity, or

[***] Confidential treatments has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Supplier does not respond to Buy.Com's inquiry within 2 business days, Buy.Com may act on and sell this Merchandise as it sees fit.

              g. Customer Service/Account Support. Buy.Com shall be responsible
                 --------------------------------
for providing customer support to customers of the Web Site. Supplier shall provide to Buy.Com Merchandise inventory levels and availability, and such other Product and order information that is commercially available to Supplier. To provide the necessary support for Buy.Com, Supplier shall assign customer service representatives to support and attempt to resolve any traditional customer service issues that may arise from time to time during the Tenn. These customer service representatives shall be reasonably available during Supplier's normal business hours and shall be the primary resource for Merchandise and order related questions from the Buy.Com call center. The number of customer support representatives shall be mutually agreed by the parties on an as needed basis.

          5.  Warranties. Supplier shall not be responsible for any consumer
              ----------
warranties related to any of the Merchandise.

          6.  Returns. Supplier shall provide to Buy.Com full defective return
              -------
allowance on Merchandise ordered from Buy.Com. Customers shall be instructed to make all returns of Merchandise to Buy.Com or to another location mutually agreed by the parties. Supplier will reimburse Buy.Com for the actual shipment costs from Buy.Com or Ingrain in connection with returning Merchandise to Supplier. Buy.Com will pay Supplier a [***]. Supplier shall return to Buy.Com merchandise that is found to be damaged in transit or "customer abused". Buy.Com will pay Supplier for any missing parts related to all returns at a price equal to [***]. The parties agree that Supplier will not accept any returns of Merchandise beyond [***] from the date of Buy.Com's invoice to its customer for such Merchandise.

              7.  Customer Data. All information and other data collected from
                  -------------
customers' use of the Web Site and the placement of orders shall be the exclusive property of Buy.Com and Confidential Information of Buy.Com under
Section 15 of this Agreement. Such information and data shall not be provided or disclosed to Supplier except to comply with the terms of this Agreement.

              8.  Export of Merchandise. The distribution and fulfillment of
                  ---------------------
Supplier's product inventory shall take place within the United States, Canada and such other international territories that the parties shall mutually agree during the Term.

              9.  Prices and Payment.
                  ------------------

                  a.     Product Prices. Buy.Com will pay Supplier for
                         --------------
Merchandise shipped by Ingram Micro to Buy.Com in customers. Supplier will provide to Buy.Com a suggested retail price for each item of Merchandise [***]. The price charged by Supplier covers the cost of goods and the cost of any services provided to Buy.Com by Supplier and no additional fee will be charged to Buy.Com for such services. [***], Supplier's product price to Buy.Com, and the amount of any extraordinary expenses affecting the cost of goods sold to

[***] Confidential treatments has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

Buy.Com and Buy.Com agrees to provide Supplier its fulfillment costs, including freight and handling expenses.

              b.  Payment. Supplier will invoice Buy.Com weekly for the
                  -------
Merchandise costs incurred, and payment for all invoices will be due and payable [***] from the date the invoice is received by Buy.Com. Buy.Com shall use best efforts to pay each invoice [***] from date Buy.Com receives the invoice. All payments by check shall be deemed to have been paid on the postmark date upon which such payment was sent to Supplier. Buy.Com shall obtain, upon commencement of this Agreement, [***]. The parties shall meet on a monthly or as-needed basis to establish a Buy.Com sales forecast for the following month. Buy.Com shall adjust [***] where necessary to equal [***] pursuant to the applicable monthly forecast. If in any month Buy.Com's sales exceed the parties' forecast for that month, Buy.Com shall be required to promptly increase [***] from time to time as requested by Supplier [***]. Buy.Com acknowledges that Supplier will not ship any product without sufficient [***]. In the event of termination of this agreement, the [***] will continue in full force and effect [***]. Once all [***] owed to Supplier have been satisfied, Supplier shall take those actions necessary at Buy.Com's request, including the signing of necessary documents, to effectuate the termination of [***]. Supplier shall have the right to immediately terminate this agreement at any time that Buy.com is in breach of any of its obligations under this Section 9b.

              10. Supplier Representations and Warranties. Supplier represents
                  ---------------------------------------
and warrants to Buy.Com:

                  a. that (i) it has the full authority and legal right to enter into this Agreement; (ii) it has taken all action necessary to authorize the execution and delivery of this Agreement; (iii) this Agreement is a legal, valid, and binding obligation of Supplier and Buy.Com as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights, and (iv) that the Merchandise shall be free and clear of all liens and encumbrances.

              11. Buy.Com Representations and Warranties. Buy.Com represents and
                  --------------------------------------
warrants that (i) it has the full authority and legal right to carry out the terms of this Agreement; (ii) it has taken all action necessary to authorize the execution and delivery of this Agreement; and (iii) this Agreement is a legal, valid, and binding obligation of Supplier and Buy.Com. as the case may be, enforceable in accordance with its terms, except as limited by bankruptcy and other laws of general application relating to or affecting the enforcement of creditors' rights.

              12. Mutual Liability Limitation. NOTWITHSTANDING ANYTHING TO THE
                  ---------------------------
CONTRARY CONTAINED HEREIN, EXCEPT FOR WILLFUL MISCONDUCT OF A PARTY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY DAMAGES IN CONNECTION WITH THE SUBJECT MATTER OF THIS AGREEMENT INCLUDING WITHOUT LIMITATION, LOST REVENUE, LOSS OF INCOME, OR LOSS OF BUSINESS ADVANTAGE. Willful misconduct under this section

[***] Confidential treatments has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

does not include claims for breach of contract or negligence. Nothing in this paragraph shall apply to the obligations of the parties under Section 9b. (Payment), Section 13 (Indemnification), or Section 29 (Attorney's Fees).

        13.  Indemnification.  Buy.Com shall indemnify, defend and hold harmless
             ---------------
Supplier, its agents, employees, representatives and affiliates ("Supplier Parties") from and against any and all claims, demands, suits, actions, losses, damages, obligations, liabilities, costs and expenses (including without limitation attorney fees, investigative costs and court costs) (collectively, the "Claims"), brought by Buy.Com's employees, shareholders and/or direct or indirect customers, arising as a result of or incurred in connection with this agreement, except to the extent the Claims arise as a direct result of Supplier's willful misconduct. In the event of Claims directly arising from Supplier's negligence (whether gross or otherwise) Buy.Com shall indemnify Supplier Parties from and against all such Claims(including, without limitation, claims for consequential and punitive damages) other than actual damages. Supplier shall indemnify, defend and hold harmless Buy.Com, its agents, employees, representatives and affiliates ("Buy.com. Parties") from and against any and all Claims brought by Supplier's employees or shareholders arising as a result of or incurred in connection with this agreement, except to the extent the Claims arise as a direct result of the Buy.Com's willful misconduct. In the event of Claims directly arising from Buy.Com's negligence (whether gross or otherwise) Supplier shall indemnify Buy.Com Parties from and against all such Claims (including, without limitation, claims for consequential and punitive damages) other than actual damages. For purposes of this Section 13, any act or omission by Ingram Micro or any other fulfillment company used in connection with this agreement is not considered to be an act or omission of either party. Supplier shall have no responsibility to indemnify for any Claims based on Product Information or Product Database provided to Buy.Com. under this agreement, and Buy.com. will indemnify Supplier for any such Claims.

        14.  Quarterly Review.  The parties agree to meet in person or by
             ----------------
teleconference at the beginning of every quarter, or as needed, to discuss (i) market trends, (ii) new Merchandise, (iii) revisions of existing Merchandise,
(iv) special promotions, as well as (v) Buy.Com's evaluation of the quality and timeliness of Supplier's performance. Supplier's performance with respect to the following criteria: headcount support for customer service, inventory planning, merchandising, the Product Information and Product Database, manufacturer relationships, data quality, fulfillment rate and order turnaround time. Additional meetings and/or discussions will be conducted as necessary to achieve the incentive goals.

        15.  Term and Termination.
             --------------------

             a. Unless terminated earlier as provided herein, this Agreement shall have a term of one (1) year from the Effective Date, and shall be automatically renewed for additional one (I)-year periods after the initial term, unless either party is otherwise notified by the other in writing at least thirty (30) days prior to the applicable anniversary date of the Effective Date of this Agreement. Either party may terminate this agreement for any reason upon 120 days written notice to the other. Unless otherwise agreed by the parties, in the event of termination, Supplier shall continue to supply Merchandise under the terms of this Agreement for sixty (60) days following notice and shall continue to handle and process any returns of

Merchandise it receives from customers for a period of ninety (90) days after the end of the notice period.

             b. Each party understands that the rights of termination hereunder are absolute. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination or expiration of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

             c. In addition to any provisions that survive termination or expiration according to their terms and payment obligations, the following sections shall survive termination or expiration of this Agreement: Sections 5, 6, 9b, 10, 11, 12, 13, 17, and 18 through 31.

        16.  Assignment.  This Agreement may not be assigned by Supplier
             ----------
without the prior written consent of Buy.Com. Any attempted assignment in violation of this Section 14 shall be void.

        17.  Confidentiality.  Buy.Com and Supplier acknowledge that, in the
             ---------------
course of performing their obligations under this Agreement, each party may acquire information, identified as confidential, about the other party, its business activities and operations, its technical information and trade secrets, of a highly confidential and proprietary nature, including without limitation, marketing records and plans, forecasts and strategies, merchandising records, customer records and mailing lists, cost structures, allocation and pass through procedures, staffing levels, systems information, technology, technical information, know-how, computer programs, and general financing and business plans and information (all such information relating to Buy.Com or Supplier being "Confidential Information" and the party to whom such Confidential Information relates being the "Proprietary Party"). Each party will hold the other party's Confidential Information in strict confidence and will use reasonable precautions to prevent the unauthorized disclosure or access to the other party's Confidential Information.. Each party shall employ at least those precautions that such party employs to protect its own confidential or proprietary information. Supplier and Buy.Com agree that each will not, during the Term hereof or thereafter and unless otherwise instructed by the Proprietary Party in writing, (i) divulge, furnish, disclose, or make accessible to any third party (other than directors, officers, employees, agents, advisors and potential investors of either party thereto) any of the other's Confidential Information; provided however, that each party may disclose Confidential Information or other information regarding this Agreement for which disclosure is required by the Securities and Exchange Commission; or (ii) make use of any of the other's Confidential Information, other than as reasonably necessary for performance under this Agreement; provided however, that Confidential Information shall not include any information which (i) at the time of disclosure by the other party or thereafter is generally available to and known by the public other than through any action or inaction of such party, (ii) was available to the other party on a non-confidential basis from a source other than the Proprietary Party, provided that such source is not bound by a confidentiality agreement, or contractual or fiduciary obligation with the Proprietary Party, or (iii) has been independently acquired or developed by the other party by persons without access to such information and without use of any Confidential Information of the Proprietary Party, and without violating any obligations under this Agreement, or of any other agreement between Buy.Com and Supplier. Each party, with prior written notice to the Proprietary Party, may disclose such Confidential Information to the minimum extent possible that is required to be disclosed to a governmental entity or agency in connection with seeking any governmental or regulatory approval, or pursuant to the lawful requirement or request of a governmental entity or agency, provided that reasonable measures are taken to guard against further disclosure, including without limitation, seeking appropriate confidential treatment or a protective order, or assisting the other party to do so.

        18.  Notices.  Any notice or other communication required or permitted
             -------
to be made or given to either party under this Agreement shall be deemed sufficiently made or given on the date of delivery if delivered in person, by facsimile, or by overnight commercial courier service with tracking capabilities with costs prepaid, or three (3) days after the date of mailing if sent by certified first class U.S. mail, return receipt requested and postage prepaid, at the address of the parties set forth below or such other address as may be given from time to time under the terms of this notice provision.

          If to Supplier:

               Global Trade
               [***]
               [***]
               [***]

               Attn:  [***]

          With a copy to:

               Global Trade
               [***]
               [***]
               [***]

               Attn:  [***]

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

               If to Buy.Com:

               Buy.Com Inc.
               85 Enterprise
               Aliso Viejo, CA 92656
               fax: [***]

               Attn:  Tom Wright

          With a copy to:

              Buy.Com Inc.
              85 Enterprise
              Aliso Viejo, CA 92656
              fax: [***]

              Attn: General Counsel

        19.  Waivers and Amendments.  Except as otherwise expressly provided
             ----------------------
herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by non-preprinted agreements clearly understood by both parties to be an amendment or waiver and signed by both parties.

        20.  Severability.  In the event that any provision of this Agreement
             ------------
shall be unenforceable or invalid under any applicable law or be so held by applicable court decision, such unenforceability or invalidity shall only apply to such provision and shall not render this Agreement unenforceable or invalid as a whole; and, in such event, such provision shall be modified or interpreted so as to best accomplish the objective of such unenforceable or invalid provision within the limits of applicable law or applicable court decision and the manifest intent of the parties hereto.

        21.  Relationship of the Parties.  The parties hereto expressly
             ---------------------------
understand and agree that the other is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith. This Agreement does not make either party the employee, agent, partner, or legal representative of the other.

        22.  Complete Agreement.  This Agreement (and all Exhibits hereto)
             ------------------
constitutes the entire understanding and agreement with respect to the subject matter hereof and supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among the parties relating to the subject matter of this Agreement and all past dealing or industry custom.

     [***] Confidential treatment has been requested for the bracketed portions. The confidential redacted portion has been omitted and filed separately with the Securities and Exchange Commission.

        23.  No Third-Party Beneficiaries.  The parties do not intend, nor
             ----------------------------
shall any clause be interpreted, to create-under this Agreement any obligations or benefits to, or rights in, any third party from either Buy.Com or Supplier.

        24.  Publicity.  Neither party shall issue any press release regarding
             ---------
this Agreement or otherwise disclose the existence or terms of this Agreement without the prior written consent of the other party except to the extent such disclosure is required by law and only if the disclosing party provides reasonable prior notice to the other party of the disclosure.

        25.  Headings.  Section headings are for reference only and shall not
             --------
affect the interpretation of this Agreement.

        26.  Successors in Interest.  This Agreement and all of the provisions
             ----------------------
in this Agreement shall be binding upon and inure to the benefit of the successors in interest and assigns of the parties.

        27.  Jurisdiction.  This agreement and the rights and obligations of
             ------------
the parties hereunder shall be deemed to be made under, shall be governed by and enforced in accordance with the law of the State of California applicable to contracts make and performed in such state.

        28.  Attorney's Fees.  If any party challenges any term or clause of
             ---------------
this agreement or seeks enforcement of any provision of this agreement in a court of law or arbitration, the prevailing party shall be entitled to reasonable attorney's fees and costs that are incurred as a result.

        29.  Counterparts.  This Agreement may be executed in any number of
             ------------
separate counterparts each of which when executed by and delivered to the other party shall be an original as against the party whose signature appears thereon, but all such counterparts shall together constitute one and the same instrument.

        30. In the event that by May 7, 2000 Supplier does not enter into a fulfillment-agreement with Ingram Micro or with another party selected by Buy.com and acceptable to Supplier, then notwithstanding anything to the contrary contained herein, at Supplier's option, this agreement shall be cancelled, and all of its provisions shall be null and void as if this agreement had never been executed.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement by persons duly authorized as of the date and year first above written.

                              BUY.COM, INC.

                              By
                                   ------------------------
                              Name
                                   ------------------------
                              Title
                                      ---------------------

                              GLOBAL TRADE, INC.

                              By
                                   -------------------------
                              Name
                                   -------------------------
                              Title
                                      ----------------------